Exhibit 10.3

EXECUTION VERSION

XAI Octagon Floating Rate & Alternative Income Term Trust

321 North Clark Street, Suite 2430

Chicago, Illinois 60654

June 28, 2022

Eagle Point Credit Management LLC

600 Steamboat Road, Suite 202

Greenwich, CT 06830

Ladies and Gentlemen:

Whereas, the parties previously entered into a letter agreement, dated as of September 8, 2021 (the “Letter Agreement”) in connection with the Purchase Agreement, dated as of September 8, 2021 (the “Purchase Agreement”), between XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) and each purchaser party thereto (each, a “Purchaser”) relating to the purchase of shares of the Trust’s 6.50% Series 2026 Term Preferred Shares, liquidation preference $25.00 per share (the “2026 Preferred Shares”). Eagle Point Credit Management LLC (“Eagle Point”) is the investment manager of each Purchaser.

Whereas the Trust, Eagle Point and the Purchasers desire to amend and restate the Letter Agreement.

The parties do hereby agree:

1.             (a)       Each Purchaser hereby grants to the Trust an irrevocable proxy to vote at any annual or special meeting of shareholders of the Trust all of the 2026 Preferred Shares which the Purchaser is entitled to vote as of the record date for the applicable annual or special meeting of shareholders of the Trust in the same proportion as the vote of all other holders of Preferred Shares of the Trust.

(b)       Eagle Point hereby grants to the Trust an irrevocable proxy to vote at any annual or special meeting of shareholders of the Trust all other 2026 Preferred Shares held by Eagle Point, any person controlled by Eagle Point Holdings LP, Eagle Point’s immediate parent company (“Eagle Point Parent”), or any other investment vehicles or accounts sponsored or managed by Eagle Point or any person controlled by Eagle Point Parent, or which Eagle Point or any person controlled by Eagle Point Parent otherwise has or shares the power to vote, or to direct the voting of, as of the record date for the applicable annual or special meeting of shareholders of the Trust (together with the 2026 Preferred Shares which any Purchaser is entitled to vote, the “Eagle Point Shares”), in the same proportion as the vote of all other holders of Preferred Shares of the Trust.

2.            Upon the request of the Trust, Eagle Point shall promptly provide to the Trust a written certification listing the number of Eagle Point Shares as of the record date of such meeting and identifying the intermediary(s), if any, through which such Eagle Point Shares are held. The Trust (or its agent) shall cooperate with Eagle Point in connection with Eagle Point’s compliance with its obligations hereunder.

3.            All notices shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below or to such other person or address as such party may designate for receipt of such notice.

If to the Trust:

XAI Octagon Floating Rate & Alternative Income Term Trust

c/o XA Investments LLC

321 North Clark Street, Suite 2430

Chicago, Illinois 60654

Attention: General Counsel

E-mail: bmcculloch@xainvestments.com

If to Eagle Point:

Eagle Point Credit Management LLC

600 Steamboat Road, Suite 202

Greenwich, CT 06830

If to a Purchaser:

c/o Eagle Point Credit Management LLC

600 Steamboat Road, Suite 202

Greenwich, CT 06830

4.            The execution and delivery by each of the Trust, Eagle Point and each Purchaser of this Letter Agreement and the performance by each of the Trust, Eagle Point and each Purchaser of its respective obligations hereunder have been duly authorized by all necessary action of the Trust, Eagle Point and each Purchaser. Eagle Point, in its capacity as agent and/or investment manager of each Purchaser is duly authorized and empowered to execute this Agreement on behalf of each Purchaser. Each of the Trust, Eagle Point and each Purchaser hereby represents and warrants that this Letter Agreement is enforceable against it in accordance with its terms.

5.            Each party hereto hereby acknowledges and agrees that irreparable harm will occur in the event any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Letter Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. All rights and remedies under this Letter Agreement are cumulative, not exclusive, and will be in addition to all rights and remedies available to any party at law or in equity.

6.            The parties hereto hereby irrevocably and unconditionally consent to and submit to the jurisdiction of the state or federal courts in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Letter Agreement or the transactions contemplated hereby. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Letter Agreement, or the transactions contemplated hereby, in the state or federal courts in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Letter Agreement.

7.             This Letter Agreement represents the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements, written or oral, with respect thereto.

8.             The provisions of this Letter Agreement may be amended or modified only with the prior written consent of the Trust and Eagle Point. The failure of any party to insist upon strict adherence to any one or more of the covenants and restrictions in this Letter Agreement, on one or more occasion, shall not be construed as a waiver, nor deprive such party of the right to require strict compliance thereafter with the same. All waivers must be in writing and signed by the waiving party.

9.             This Letter Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Letter Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of each other party.

10.           This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

11.          This Letter Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

12.          The provisions of this Letter Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Letter Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Letter Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Letter Agreement as of the date first above written.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

PURCHASERS:

By:	EAGLE POINT CREDIT MANAGEMENT LLC

On behalf of each Purchaser listed on Appendix A hereto

/s/ Taylor Pine
	Name:	Taylor Pine
	Title:	Director

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